Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Keith L. Belknap Jr. his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any and all amendments to the Form 10-K for PRIMEDIA Inc. for the fiscal year ended December 31, 2010, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Signature	Title	Date

/s/ DEAN B. NELSON	Chairman and Director	April 21, 2011
(Dean B. Nelson)

/s/ DAVID A. BELL	Director	April 15, 2011
(David A. Bell)

/s/ BEVERLY C. CHELL	Director	April 18, 2011
(Beverly C. Chell)

/s/ DANIEL T. CIPORIN	Director	April 15, 2011
(Daniel T. Ciporin)

/s/ MEYER FELDBERG	Director	April 15, 2011
(Meyer Feldberg)

/s/ PERRY GOLKIN	Director	April 14, 2011
(Perry Golkin)

/s/ H. JOHN GREENIAUS	Director	April 14, 2011
(H. John Greeniaus)

/s/ KEVIN J. SMITH	Director	April 19, 2011
(Kevin J. Smith)

/s/ THOMAS C. UGER	Director	April 15, 2011
(Thomas C. Uger)